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                                                                    Exhibit 4.4

                                TRUST AGREEMENT
                                      OF
                 COLORADO BUSINESS BANKSHARES CAPITAL TRUST I

        THIS TRUST AGREEMENT is made as of May 22, 2000 (this "Trust Agreement"), by and among Colorado Business Bankshares, Inc., a Colorado corporation, as Depositor (the "Depositor"), First Union Trust Company, National Association, a national banking association with its principal place of business in the State of Delaware, as trustee (the "Delaware Trustee"), and Jonathan C. Lorenz, Richard J. Dalton, and Lynn B. Andrich, as trustees (the "Administrative Trustees"; and together with the Delaware Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

        1. The trust created hereby shall be known as "Colorado Business Bankshares Capital Trust I" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

        2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq. (the "Business Trust Act"), and
                      -------           -- ---
that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustee may approve.

        3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duties or obligations hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

        4.   This Trust Agreement may be executed in one or more counterparts.

        5. The number of Trustees of the Trust initially shall be four and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of
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Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

     6. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).





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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                COLORADO BUSINESS BANKSHARES, INC.,
                                as Depositor


                                By:  ___________________________________________
                                     Name:
                                     Title:


                                FIRST UNION TRUST COMPANY, NATIONAL
                                ASSOCIATION, as Delaware Trustee


                                By:  /s/ Edward Truitt
                                     -------------------------------------------
                                     Name:  Edward L. Truitt, Jr.
                                     Title: Vice President


                                ------------------------------------------------
                                Jonathan C. Lorenz, as Administrative Trustee


                                ------------------------------------------------
                                Richard J. Dalton, as Administrative Trustee


                                ------------------------------------------------
                                Lynn B. Andrich, as Administrative Trustee




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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                COLORADO BUSINESS BANKSHARES, INC.,
                                as Depositor


                                By:  /s/ Richard J. Dalton
                                     -------------------------------------------
                                     Name:  Richard J. Dalton
                                     Title: Executive Vice President


                                FIRST UNION TRUST COMPANY, NATIONAL
                                ASSOCIATION, as Delaware Trustee


                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                /s/ Jonathan C. Lorenz
                                ------------------------------------------------
                                Jonathan C. Lorenz, as Administrative Trustee


                                /s/ Richard J. Dalton
                                ------------------------------------------------
                                Richard J. Dalton, as Administrative Trustee


                                /s/ Lynn B. Andrich
                                ------------------------------------------------
                                Lynn B. Andrich, as Administrative Trustee




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